First Trust Advisors L.P.
                              1001 Warrenville Road
                              Lisle, Illinois 60532




                              February 20, 2008


First Trust Portfolios L.P.
1001 Warrenville Road
Lisle, IL  60532

     Re:  FT 1652

Gentlemen:

     We  have  examined the Registration Statement File No.  333-
149083 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First
Trust Advisors L.P. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                              Sincerely,

                              First Trust Advisors L.P.



                              Jason T. Henry
                              Senior Vice President